CERTIFICATE OF AMENDMENT
                                      OF
                      AGREEMENT AND DECLARATION OF TRUST
                                      OF
                             FRANKLIN GLOBAL TRUST


The undersigned certify that:

1. They constitute a majority of the Board of Trustees of Franklin Global Trust (the "Trust").

2. Pursuant to Article VIII, Section 4 of the Agreement and Declaration of Trust of the Trust ("Trust Agreement"), they hereby adopt the following amendment to Article III, Section 6 of the Trust Agreement by adding the following language to the end of the first paragraph of Article III,
      Section 6:

           "Any such resolution may be amended by a further resolution of a majority of the Board of Trustees, and if Shareholder approval would be required to make such an amendment to the language set forth in this Declaration of Trust, such further resolution shall require the same Shareholder approval that would be necessary to make such amendment to the language set forth in this Declaration of Trust. Each such further resolution shall be incorporated herein by reference upon adoption."

      IN WITNESS WHEREOF, the Trustees named below do hereby set their hands as of the 8th day of May, 2003.


/s/ FRANK H. ABBOTT, III                  /s/ EDITH E. HOLIDAY
-----------------------------             ----------------------------
Frank H. Abbott, III                      Edith E. Holiday


/s/ HARRIS J. ASHTON                      /s/ CHARLES B. JOHNSON
-----------------------------             ----------------------------
Harris J. Ashton                          Charles B. Johnson


/s/ HARMON E. BURNS                       /s/ RUPERT H. JOHNSON, JR.
-----------------------------             ----------------------------
Harmon E. Burns                           Rupert H. Johnson, Jr.


/s/ ROBERT F. CARLSON                     /s/ FRANK W.T. LAHAYE
-----------------------------             ----------------------------
Robert F. Carlson                         Frank W.T. LaHaye


/s/ S. JOSEPH FORTUNATO                   /s/ GORDON S. MACKLIN
-----------------------------             ----------------------------
S. Joseph Fortunato                       Gordon S. Macklin